Exhibit 10.01

FIRST AMENDMENT TO THE

UNION BANKSHARES CORPORATION

STOCK AND INCENTIVE PLAN

(as amended and restated effective April 21, 2015)

This FIRST AMENDMENT (the “Amendment”) to the Union Bankshares Corporation Stock and Incentive Plan, as amended and restated effective April 21, 2015 (the “Plan”), is effective May 20, 2019 (the “Effective Date”).

WHEREAS, effective May 17, 2019 at 7:01 p.m. Eastern Time, Union Bankshares Corporation changed its name to Atlantic Union Bankshares Corporation (the “Company”).

WHEREAS, pursuant to Section 16.1 of the Plan, the Board of Directors of the Company has the authority to amend the Plan from time to time in certain respects without shareholder approval and, through resolutions adopted May 2, 2019, authorized the undersigned officer to execute the Amendment to reflect the Company’s new name.

NOW, THEREFORE, the Plan is amended as follows as of the Effective Date:

I.The name of the Plan is the Atlantic Union Bankshares Corporation Stock and Incentive Plan.

II.Section 1.1 of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

1.1Establishment of the Plan.

(a)The Union Bankshares Corporation Stock and Incentive Plan, formerly known as the Union First Market Bankshares Corporation 2011 Stock Incentive Plan, is hereby amended by the Board of Atlantic Union Bankshares Corporation, a Virginia corporation (the “Company”).  The plan as so amended shall be known as the Atlantic Union Bankshares Corporation Stock and Incentive Plan (the “Plan”).  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1.  The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Units and Performance Cash Awards to Key Employees of the Company or its Subsidiaries and the grant of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Units and Performance Cash Awards to Non-Employee Directors of the Company or its Subsidiaries.

(b)The Plan was originally adopted by the Board as the Union First Market Bankshares Corporation 2011 Stock Incentive Plan on November 2, 2010, and became effective on January 1, 2011, subject to the approval of the Plan by the Company’s shareholders, which was obtained on April 26, 2011.  The Plan was amended and restated as the Union Bankshares Corporation Stock and Incentive Plan by the Board on January 29, 2015, which amendment and restatement became effective (the “Effective Date”) on April 21, 2015 when approved by shareholders of the Company.  The Plan was further amended by the Board effective May 20, 2019 to reflect the new name of the Company.

III.Section 1.3 of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

1.3Duration of the Plan.  The terms of the amended and restated Plan are effective on the Effective Date and the First Amendment of the amended and restated Plan is effective on May 20, 2019,  all as described in Section 1.1.  No Award may be granted under the Plan after April 20, 2025.  Awards outstanding on such date shall remain valid in accordance with their terms.  The Board shall have the right to terminate the Plan at any time pursuant to Article XVI.

IV.Section 2.1(k) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

(k)“Company” means Atlantic Union Bankshares Corporation or any successor thereto.

V.Section 7.5 of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

7.5Certificate Legend.  In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Atlantic Union Bankshares Corporation Stock and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<date of grant>>.  A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Equity Plan Administrator of Atlantic Union Bankshares Corporation.

VI.In all respects not amended above, the Plan is hereby ratified and confirmed.

To record adoption of the Amendment as set forth above, the Company has caused this document to be signed on May 20, 2019, pursuant to authorization by the Board of Directors of the Company.

ATLANTIC UNION BANKSHARES CORPORATION
By:	/s/ Rachael R. Lape
Name:	Rachael R. Lape
Title:	Corporate Secretary